FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT, dated as of July 24, 2006, amends and modifies a certain Amended and Restated Credit Agreement, dated as of November 16, 2005, as amended by Amendments dated as of December 5, 2005, December 14, 2005 and March 15, 2006 (as so amended, the “Credit Agreement”), between MMA MORTGAGE INVESTMENT CORPORATION (the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION (the “Bank”). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower and the Bank agree that the Credit Agreement is amended as follows.

ARTICLE I — AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Commitments. The Definition of “Commitments” in Section 1.1 is amended to read as follows:

"'Commitments’ means the maximum unpaid principal amount of Advances which may from time to time be outstanding as provided in Section 2.1 hereof and, as the context may require, the agreement of the Bank to make Advances to the Borrower subject to the terms and conditions of this Agreement. The Commitment shall initially be in the following amounts, each as reduced from time to time as provided in Section 2.9(a) hereof:

(a) the ‘Revolving Commitment‘, in the amount of (i) $110,000,000 as of the date of this Agreement through and including December 4, 2005, (ii) $160,000,000 from December 5, 2005 through and including March 15, 2006, (iii) $150,000,000 from March 16, 2006 through and including July 24, 2006, and (iv) $310,000,000 from July 25, 2006, through and including the Termination Date, which Revolving Commitments shall be further limited to the following:

(i) the full Revolving Commitment for Warehousing Advances;

(ii) the lesser of (A) (w) $55,000,000 as of the date of this Agreement through and including December 1, 2005, (x) $105,000,000 from December 2, 2005 through and including December 31, 2005, (y) $55,000,000 from January 1, 2006 through and including March 15, 2006, and (z) $100,000,000 from March 16, 2006, through and including the Termination Date, or (B) the full Revolving Commitment, for Investment Advances (the ‘Investment Sublimit‘);

(iii) the lesser of (A) (w) $10,000,000 as of the date of this Agreement through and including December 13, 2005, (x) $62,000,000 from December 14, 2005 through and including March 15, 2006, (y) $40,000,000 from March 16, 2006 through and including July 24, 2006, and (z) $85,000,000 from July 25, 2006, through and including the Termination Date, or (B) the full Revolving Commitment, for Bridge Advances (the ‘Bridge Sublimit‘); and

(b) the ‘Fannie Mae Commitment’ in the amount of the lesser of (i) $15,000,000, or (ii) the full Revolving Commitment, for Fannie Mae Advances.”

1.2 Termination Date. The Definition of “Termination Date” in Section 1.1 is amended to read as follows:

"'Termination Date‘: the earliest of (i) the date on which the Bank terminates the Commitments pursuant to Section 5.2 hereof, (ii) the date on which the Commitments are reduced to $0 and all Advances repaid, as provided in Section 2.9(a), and (ii) November 30, 2006.”

The Borrower acknowledges that the full aging periods set forth in Section 2.5(b) may not elapse prior to the Termination Date and that the Advances and the Notes shall be due and payable on the Termination Date without regard to such further aging periods.

1.3 Leverage Ratio.

(a) The Definition of “Tangible Net Worth” is hereby added to Section 1.1 to read as follows:

"Tangible Net Worth” means the total of (a) net worth, determined in accordance with GAAP consistently applied, plus (b) an amount equal to the Fair Market Value of the Borrower’s Servicing Portfolio, minus (c) any advances or loans to or investments in shareholders, officers or entities that are controlled by shareholders or officers, minus (d) organizational costs net of accumulated amortization, minus (e) servicing contracts net of accumulated amortization, and minus (f) other items treated as intangible assets under GAAP. For such purposes, the term “Fair Market Value” means the current fair market value of the Servicing Portfolio as determined by the Bank based on appraisals of independent appraisers satisfactory to the Bank (if such appraisals present a range of values, the Bank shall apply the midpoint of such values to determine the Fair Market Value).

(b) Section 4.13 is added after Section 4.12, and shall read as follows:

“4.13 Leverage Ratio. Not permit the ratio of (a) Indebtedness, to (b) Tangible Net Worth to exceed 4.00 to 1.00 as of the last day of any fiscal quarter, provided, that for quarter ending September 30, 2006, such ratio shall be increased (for such quarter end date only) to 8.00 to 1.00.”

(c) The form of Compliance Certificate is amended by adding a calculation of the ratio set forth in Section 4.13.

1.4 Events of Default. Section 5.1(d) is amended to read as follows:

"(d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 4.7, 4.8, 4.9 or 4.13 of this Agreement;

1.5 Note. The Borrower shall execute and deliver a note in the form provided by the Bank in the maximum amount of the Commitment, which shall be the “Revolving Note” and one of the “Notes” for purposes of all references thereto in the Credit Agreement.

1.6 Construction. All references in the Credit Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

ARTICLE II — REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Bank that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

ARTICLE III — CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article III of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.3 Documents. The Borrower shall have executed and delivered this Amendment and the Revolving Note.

ARTICLE IV — GENERAL

4.1 Expenses. The Borrower agrees to reimburse the Bank upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.

4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Randy S. Baker

Title:	Vice President

MMA MORTGAGE INVESTMENT CORPORATION

By:	/s/ Anthony Mifsud

Title:	Senior Vice President and Treasurer